Exhibit 10.3

                    [Form of Award Letter for Stock Options]



                                                                 _________, 20__


[Insert name and address]




Dear :

         The Company's Board of Directors continues to support our key Associates through programs which provide an opportunity to share in the Company's success. Accordingly, I am pleased to inform you that the Compensation and Personnel Committee (the "Committee") of the Board of Directors has exercised its authority under the 2003 Stock Incentive Plan, as amended and restated (the "Plan") and granted to you non-statutory options to purchase shares of the Common Stock of Circuit City Stores, Inc. as set forth herein. These options are not qualified for Incentive Stock Option tax treatment.

         The Plan is administered by the Committee. The terms of the Plan are incorporated into this letter and in the case of any conflict between the Plan and this letter, the terms of the Plan shall control. Unless otherwise defined herein, capitalized terms have the meanings given them in the Plan. Please refer to the Plan for certain conditions not set forth in this letter. A copy of the Prospectus for the Plan is attached to this agreement. Copies of the Plan, the Company's annual report to shareholders and 10-K for Fiscal Year 20__ are available from ______________________________.

                  No. Shares Subject to Option

                  Option Price Per Share                      $[INSERT PRICE]
                                                              ---------------

                  Grant Date:                                 ____________

                  Expiration Date:                            ____________

         On July 1st in the year after the grant date and on each of the three succeeding years, you shall become entitled to exercise cumulatively a total of 25%, 50%, 75% and 100%, respectively, of the option shares.

         By accepting this award, you agree that if (i) you are a senior executive officer subject to the Company's stock ownership guidelines at the time you exercise these options and (ii) you have not yet achieved the ownership levels for your then current position, then upon exercise of any stock options awarded under this agreement you will retain at least fifty percent (50%) of the underlying shares remaining after satisfaction of the option exercise cost and applicable tax liability.

Exercise of Options

         You may purchase shares under your option grant by:

         (1) Giving notice to the Company indicating the number of shares you have elected to purchase.

         (2) Remitting payment of the purchase price in full. You may remit payment in cash or deliver previously owned shares of the Company's stock in satisfaction of all or any part of the purchase price.

         (3)      Remitting  payment  to  satisfy  the  income  tax  withholding requirements for non-statutory options. The Company is required to withhold Federal, state and local taxes on the full amount of the gain realized on your option exercise. As a condition to your receipt of your shares, you agree that the Company may deduct from any payments of any kind otherwise due to you from the Company the aggregate amount of such taxes required by law to be withheld, or, in the alternative, that you will pay to the Company, or make arrangements satisfactory to the Company regarding payment of such taxes.

Termination of Options

         These options shall vest, other than as provided above, or terminate under the following conditions:

         (1) By Death or Disability. If your employment by the Company terminates because you die or become disabled (in accordance with disability eligibility provisions of the Company's disability plans), all of your outstanding options covered by this agreement will become immediately exercisable, effective as of the date of your death or disability. Then at any time within one year from that date, or the expiration date, if earlier, you, your personal representatives, distributees, or legatees may exercise your options.

         (2) By Retirement. If you retire from the Company, any unvested stock options will be forfeited. Vested stock options may be exercised until the expiration date. "Retirement" for purposes of this award agreement shall mean separation from employment with the Company, its Parent, and/or its subsidiaries for any reason other than a leave of absence, death, disability or cause on or after attainment of the earliest of: (1) age fifty-five (55) with ten (10) years of service, (2) age sixty-two (62) with seven (7) years of service, or (3) age sixty-five (65) with five (5) years of service.

         (3) Other Reasons - Upon termination of your employment for reasons other than death, disability or retirement, your unvested stock options will terminate immediately. Vested stock options must be exercised within sixty (60) days following the date of your termination of employment or the expiration date, if earlier. In addition, if you change to a part-time status, your unvested stock options will terminate immediately and your vested stock options must be exercised within sixty (60) days of the date of your change in status.

         (4) Expiration - These options will expire ten years from the grant date, as listed above. Notwithstanding the provisions of paragraphs (1), (2) and (3) immediately above, your options may not be exercised after the expiration date.

         (5) Change of Control: If you are employed by the Company on a full-time basis on a Change of Control of the Company, any restrictions on outstanding stock options as set forth in this agreement shall lapse, and all options shall immediately become vested and exercisable.

         If the number of outstanding shares of the Company's Common Stock is increased or decreased as a result of a subdivision or consolidation of shares, the payment of a stock dividend, stock split, or any other similar change in capitalization effected without receipt of consideration by the Company, the number of shares with respect to which you have unexercised options and the option price will be appropriately increased or decreased by the Committee. Notwithstanding the foregoing, the Company shall not be required to issue any fractional shares upon exercise of your options as a result of such adjustment.

         The options granted under the Plan are not transferable by you otherwise than by will or by the laws of descent and distribution and are exercisable during your lifetime only by you. You do not have any rights as a shareholder of the Company with respect to the Shares of Company Stock subject to this option, until a stock certificate has been duly issued following the exercise of the option, as provided herein. Any notice to be given to you with respect to the option granted hereunder shall be given to you or your personal representative, legatee or distributee, and shall be addressed to him or her at the address set forth above or your last known address at the time notice is sent.

         This award letter is the entire agreement between you and the Company concerning the stock options awarded pursuant to this letter. If you are a party to an Employment Agreement with the Company, you agree that in the case of a conflict between the Employment Agreement and this award letter, the terms of this award letter shall control.

         Please indicate your acceptance of the terms and conditions pertaining to the stock options granted herein by signing your name in the space provided below and returning one copy to:

                            [insert name and address]


         When signed by you, this letter, together with the Plan, will become the Company's Stock Option Agreement with you. All other terms of this letter notwithstanding, unless the Company otherwise agrees in writing, this letter will not be effective as a Stock Option Agreement if such copy is not so signed and returned to ___________ no later than _________, 20__. Such acceptance places no obligation or commitment on you to exercise the options.

                                                     Sincerely,


                                                     Senior Vice President
                                                     Human Resources

ACCEPTED:


Associate Signature


Printed Name


Date